EXHIBIT 2






           Consent of Morgan Grenfell Investment Management Limited


     The undersigned agrees that the Schedule 13D executed by Deutsche Bank AG to which this statement is attached as an exhibit is filed on behalf of Deutsche Bank AG, Morgan Grenfell Asset Management Limited and Morgan Grenfell Investment Management Limited, pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.


Dated:  October ___, 1997


                         MORGAN GRENFELL INVESTMENT
                         MANAGEMENT LIMITED

                         By:__________________________
                            Name:
                            Title:


                         By:__________________________
                            Name:
                            Title: